ACKNOWLEDGEMENT AND DIRECTION

TO: Michael G. C. Szorenyi
(Insert lawyer's name)

AND TO: GIBSON BENNETT GROOM & SZORENYI
(Insert firm name)

RE: Methes Energies Canada Inc. m/t 1730636 Ontario Limited ("the transaction")
(Insert brief description of transaction)

This will confirm that:

- I/We have reviewed the information set out this Acknowledgement and Direction and in the documents described below (the "Documents"), and that this information is accurate;
- You, your agent or employee are authorized and directed to sign, deliver, and/or register electronically, on my/our behalf the Documents in the form attached.
- ~~You are hereby authorized and directed to enter into an escrow closing arrangement substantially in the form attached hereto being a copy of the version of the Document Registration Agreement, which appears on the website of the Law Society of Upper Canada as of the date of the Agreement of Purchase and sale herein. I/We hereby acknowledge the said Agreement has been reviewed by me/us and that I/We shall be bound by its terms;~~
- The effect of the Documents has been fully explained to me/us, and I/we understand that I/we are parties to and bound by the terms and provisions of the Documents to the same extent as if I/we had signed them; and
- I/we are in fact the parties named in the Documents and I/we have not misrepresented our identities to you.
- ~~I, ______________________, am the spouse of ______________________, the (Transferor/Charger), and hereby consent to the transaction described in the Acknowledgment and Direction. I authorize you to indicate my consent on all the Documents for which it is required.~~

DESCRIPTION OF ELECTRONIC DOCUMENTS

The Document(s) described in the Acknowledgement and Direction are the document(s) selected below which are attached hereto as "Document in Preparation" and are:

- ☐ A Transfer of the land described above.
- ☑ A Charge of the land described above.
- ☐ Other documents set out in Schedule "B" attached hereto.

Dated at Brampton, this 11th **day of** July, 20 13.

WITNESS
(As to all signatures, if required)

____

METHES ENERGIES CANADA INC.

Per: _______________________
Han Swoong Ng - President
I have authority to bind the Corporation.

____

____

____

Properties

PIN	43410 - 0284 LT	*Interest/Estate*	Fee Simple
Description	PT LT C CON 10 SOMBRA AS IN L891878 EXCEPT PT 1 25R9407; ST. CLAIR		
Address	224 HOLT LINE WEST SOMBRA		

Chargor(s)

The chargor(s) hereby charges the land to the chargee(s). The chargor(s) acknowledges the receipt of the charge and the standard charge terms, if any.

Name	METHES ENERGIES CANADA INC. Acting as a company
Address for Service	4170 Sladeview Cresent, Unit 5 Mississauga, ON L5L 0A1

I, Han Swoong Ng, President, have the authority to bind the corporation.

This document is not authorized under Power of Attorney by this party.

Chargee(s) *Capacity* *Share*

Name	1730636 ONTARIO LIMITED Acting as a company
Address for Service	54117 Best Line Aylmer, Ontario N5H 2R3

Provisions

Principal	$ 1,600,000.00	*Currency*	CDN
Calculation Period	See Additional Provisions		
Balance Due Date	2013/07/11		
Interest Rate	See Additional Provisions		
Payments			
Interest Adjustment Date	2013 07 12		
Payment Date	Last business day of each month		
First Payment Date			
Last Payment Date			
Standard Charge Terms	200033		
Insurance Amount	full insurable value		
Guarantor			

Additional Provisions

The Chargor hereby charges the lands and premises described in this Charge to the Chargee as collateral security for payment under a certain promissory note given by the Chargor to the Chargee dated the 12th day of July, 2013 in the principal amount of $1,800,000.00, as amended from time to time, or any renewal or replacement thereof (the "Note") and performance of the Chargor's other obligations under this Charge.

This Charge shall be a general and continuing collateral security for payment of the Note and performance of the Chargor's other obligations under this Charge notwithstanding any fluctuation or change in the amount, nature or form of the Note or in the documentation or security now or later held by the Chargee with respect to the Note, or in the names of the parties to any such documents or security.

Interest shall be payable at the interest rate of twelve percent (12%) per annum simple interest calculated monthly in arrears both before and after maturity, default, or judgement, with interest on overdue interest at the same rate. Interest shall be payable monthly, due on the last business day of each calendar month on the balance outstanding hereunder, both before and after maturity, default or judgement at the interest rate set forth above. The first payment on account of interest shall be on the last business day of the month of the advance of the loan.

After the first six (6) months from the commencement of this Charge, and on thirty (30) days' notice and payment of a penalty of one (1) month of interest, notwithstanding any other provision hereof, the Note may be repaid by the Chargor, in whole or in part.

On payment in full of the Note and all other amounts secured by this Charge and performance of all other obligations of the Chargor hereunder, and on payment of the Chargee's reasonable discharge fee, the Chargee shall execute and deliver to the Chargor a discharge of this Charge.

If the Chargor should sell, transfer or further encumber the Property, then at the option of the Chargee and notwithstanding anything to the contrary in this Charge or in any other documents relating to the Note, the full amount of the Note shall immediately become due and payable at the option of the Chargee.

File Number

Chargor Client File Number : S13-425